Exhibit 1.1

5,500,000 Shares

Dyax Corp.

Common Stock

($0.01 Par Value)

UNDERWRITING AGREEMENT

March 9, 2006

Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York  10005

Ladies and Gentlemen:

Dyax Corp., a Delaware corporation (the “Company”), proposes to sell to Deutsche Bank Securities Inc. (the “Underwriter”) an aggregate of 5,500,000 shares (the “Firm Shares”) of the Company’s common stock, $0.01 par value (the “Common Stock”). The Company also proposes to sell at the Underwriter’s option an aggregate of up to 825,000 additional shares of the Company’s Common Stock (the “Option Shares”), as set forth below.

As the Underwriter, you have advised the Company that you are willing to purchase the Shares, plus the Option Shares if you elect to exercise the over-allotment option in whole or in part. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the “Shares.”

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.             Representations and Warranties of the Company

The Company represents and warrants the Underwriter as follows:

(a)           A “shelf” registration statement on Form S-3 (File No. 333- 127859) with respect to the Common Stock of the Company has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3. The Registration Statement meets the requirements of Rule 415(a)(1)(x) under the Act and complies in all materials respects with said rule. Copies of such registration statement, including any amendments thereto, the preliminary base prospectus (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) under the Act, is herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Act and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement (except to the extent that the Company’s filing of its Form 10-K on March 3, 2006 constitutes such a post-effective amendment) has been filed as of the date of this Agreement. “Prospectus” means the form of base prospectus and final prospectus supplement first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Act. Any preliminary prospectus relating to the Shares prior to the date hereof is herein referred to as a “Preliminary Prospectus.”  Any reference herein to the Registration Statement, any Preliminary Prospectus or to the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include any documents incorporated by reference therein, and, in the case of any reference herein to the Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424(b) under the Act, and prior to the termination of the offering of the Shares by the Underwriter.

(b)           As of the Applicable Time and as of the Closing Date or the Option Closing Date, as the case may be, neither the Preliminary Prospectus nor any Issuer Free Writing Prospectus(es) (as defined below) and the information included on Schedule I hereto, all considered together (collectively, the “General Disclosure Package”), included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by the Underwriter, specifically for use therein, it being understood and agreed that the only such information is that described in Section 12 herein. As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 9:00 am (New York time) on the date of this Agreement or such other time as agreed to in writing by the Company and the Underwriter.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.

(c)           The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Shares, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the Act and the Rules and Regulations. The documents incorporated, or to be incorporated, by reference in the Prospectus, at the time filed with the Commission conformed or will conform, in all respects to the requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or the Act, as applicable, and the rules and regulations of the Commission thereunder. The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of a material fact; and do not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter, specifically for use therein, it being understood and agreed that the only such information is that described in Section 12 herein.

(d)           Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Underwriter as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified.

(e)           The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act and consistent with Section 4(b)(i) below.

(f)            (i) At the time of filing the Registration Statement and (ii) as of the date hereof (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares as contemplated by the Registration Statement.

(g)           The Company has no significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission) other than Dyax-Genzyme LLC. The Company owns, directly or indirectly, all of the capital stock of Dyax Holdings B.V., Dyax B.V., and Dyax S.A. and 50% of the membership interests of Dyax-Genzyme LLC (collectively, the “Subsidiaries”) free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction, and all the issued and outstanding shares of capital stock of the Subsidiaries are validly issued and are fully paid, nonassessable and free of preemptive and similar rights. The Subsidiaries are the only subsidiaries, direct or indirect, of the Company.

(h)           The consolidated financial statements and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus or the documents incorporated by reference therein comply with the applicable requirements of the Act and the Exchange Act, as applicable, and present fairly, the consolidated financial position of the Company  as of the dates indicated and its consolidated results of operations and its consolidated cash flows for the periods specified; such financial statements and the related notes thereto have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby (except as otherwise stated therein and subject, in the case of unaudited financial statements, to the absence of footnotes and normal year end adjustments) and all adjustments necessary for a fair presentation of results for such periods have been made, and the other financial information included or incorporated by reference in the Registration Statement and the Prospectus has been derived from the accounting records of the Company and its Subsidiaries and presents fairly the information shown thereby. No other consolidated financial statements or schedules of the Company or any other entity (other than Dyax-Genzyme LLC, which are so incorporated) are required by the Act, the Rules and Regulations or the Exchange Act and the rules promulgated thereunder to be included in the Registration Statement or the Prospectus or the documents incorporated therein by reference. The summary and selected consolidated financial and statistical data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company (or Dyax-Genzyme, as applicable). All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(i)            Except as set forth in or otherwise contemplated by the Registration Statement, the General Disclosure Package or the Prospectus, since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus and prior to Closing, (i) there has not been any change in the capital stock of the Company (except for changes in the number of outstanding shares of Common Stock of the Company due to the issuance of shares, including without limitation shares issued under the Company’s employee stock purchase plan, upon the exercise or conversion of securities exercisable for, or convertible into, shares of Common Stock outstanding on the date hereof) or long-term debt of the Company or of its Subsidiaries or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, properties, management, consolidated financial position, stockholders’ equity, or results of operations of the Company and its Subsidiaries taken as a whole (a “Material Adverse Change”); (ii) neither the Company nor its Subsidiaries have entered into any transaction or agreement, not in the ordinary course of business, that is material to the Company and its Subsidiaries taken as a whole or incurred or will incur any liability or obligation, direct or contingent, not in the ordinary course of business, that is material to the Company and its Subsidiaries taken as a whole; and (iii) neither the Company nor its Subsidiaries have sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority. The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Company’s financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus.

(j)            Each of the Company and its Subsidiaries is duly organized, validly existing as a corporation and in good standing under the laws of their respective jurisdictions of organization. The Company and its Subsidiaries are duly licensed or qualified as a foreign corporation for transaction of business and in good standing under the laws of each other jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such license or qualification, and have all corporate power and authority necessary to own or hold their respective properties and to conduct their respective businesses as described in the Registration Statement, the General Disclosure Package, and the Prospectus, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect or would reasonably be expected to have a material adverse effect on the business, properties, prospects, management, consolidated financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries taken as a whole (a “Material Adverse Effect”).

(k)           The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and nonassessable and, other than as disclosed in or contemplated by the Registration Statement, the General Disclosure Package or the Prospectus, are not subject to any preemptive or similar rights. The Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus (and any similar section of information contained in the General Disclosure Package) as of the dates referred to therein (other than the grant of additional options under the Company’s existing stock option plans, or changes in the number of outstanding shares of Common Stock of the Company due to the issuance of shares under the Company’s employee stock purchase plan or upon the exercise or conversion of securities exercisable for, or convertible into, shares of Common Stock outstanding on the date hereof) and such authorized capital stock conforms to the description thereof set forth in the Registration Statement, the General Disclosure Package and the Prospectus. The description of the securities of the Company in the Registration Statement, the General Disclosure Package and the Prospectus is complete and accurate in all material respects. Except as disclosed in or contemplated by the Registration Statement, the General Disclosure Package or the Prospectus, as of the date referred to therein, the Company did not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities.

(l)            The Company has full legal power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws and matters of public policy and except as such enforceability may be subject to the effect of applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(m)          The Shares have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be validly issued, fully paid and nonassessable and will conform to the descriptions thereof in the Registration Statement, the Prospectus and the General Disclosure Package; and the issuance of the Shares is not subject to any preemptive or similar rights that have not been waived. The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Company’s incorporation.

(n)           Neither the Company nor its Subsidiaries are (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or its Subsidiaries are a party or by which the Company or its Subsidiaries are bound or to which any of the property or assets of the Company or its Subsidiaries are subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of each of clauses (ii) and (iii) above, for any such violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o)           The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale by the Company of the Shares and the consummation by the Company of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the

Company or its Subsidiaries are a party or by which the Company or its Subsidiaries are bound or to which any of the property or assets of the Company or its Subsidiaries are subject; (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or its Subsidiaries; or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of each of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)           No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale by the Company of the Shares and the consummation by the Company of the transactions contemplated by the Transaction Documents, except for the registration of the Shares under the Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws or by the by-laws and rules of the National Association of Securities Dealers, Inc. (“NASD”) in connection with the offering of the Shares by the Underwriter.

(q)           There are no legal, governmental or regulatory actions, suits or proceedings pending, nor, to the Company’s knowledge, any legal, governmental or regulatory investigations, to which the Company or its Subsidiaries are a party or to which any property of the Company or its Subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations contemplated hereby; to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory investigations, actions, suits or proceedings that are required under the Act to be described in the Registration Statement or the Prospectus or the documents incorporated by reference therein that are not so described; and (ii) there are no contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement or the documents incorporated by reference therein that are not so filed.

(r)            PricewaterhouseCoopers LLP, who have audited certain consolidated financial statements of the Company, is an independent registered public accounting firm (the “Accountants”) with respect to the Company and the Subsidiaries within the meaning of the Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(s)           The Company and its Subsidiaries own no real property. Except as disclosed in Notes 4 and 8 to the Company’s consolidated financial statements for the year ended December 31, 2005 that are incorporated by reference into the Registration Statement, the Company and its Subsidiaries have good and valid title to all personal property owned by them, in each case free and clear of all liens, encumbrances and claims except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Any real property leased by the Company and its Subsidiaries is held by them under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company or its Subsidiaries or (B) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

(t)            The Company and its Subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the “Intellectual Property”), necessary for the conduct of their respective businesses as conducted as of the date hereof, except to the extent that the failure to own or possess adequate rights to use such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the Company and its Subsidiaries have not received any written notice of any claim of infringement or conflict which asserted Intellectual Property rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect.

(u)           No relationship, direct or indirect, exists between or among the Company or its Subsidiaries, on the one hand, and the directors, officers and stockholders of the Company, on the other, which is required by the Act to be disclosed in the Registration Statement and the Prospectus or the documents incorporated by reference therein and is not so disclosed.

(v)           The Company is not and, after giving effect to the offering and sale of the Shares to be sold by the Company and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

(w)          The Company and its Subsidiaries have filed all federal, state, local and foreign tax returns (or timely filed applicable extensions therefor) which have been required to be filed and paid all taxes shown thereon through the date hereof, to the extent that such taxes have become due and are not being contested in good faith; and, except as otherwise disclosed in or contemplated by the Registration Statement, the General Disclosure Package or the Prospectus, no tax deficiency has been determined adversely to the Company or its Subsidiaries which has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments.

(x)            The Company and its Subsidiaries possess or have obtained all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the General Disclosure Package

and the Prospectus (the “Permits”), except where the failure to possess, obtain or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse  Effect; and except as disclosed in or contemplated by the Registration Statement, the General Disclosure Package or the Prospectus, neither the Company nor its Subsidiaries have received written notice of any proceeding relating to revocation or modification of any such Permit or has any reason to believe that such Permit will not be renewed in the ordinary course, except where the failure to obtain any such renewal would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y)           No labor disturbance by or dispute with employees of the Company or its Subsidiaries exists or, to the knowledge of the Company, is threatened which would reasonably be expected to result in a Material Adverse Effect.

(z)            The Company and its Subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of any of clauses (i), (ii) or (iii) above, for any such failure to comply or failure to receive required permits, licenses, other approvals or liability as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aa)         Each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its Subsidiaries has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(bb)         The Company has not, in the two years preceding the date hereof, received any notice (written or oral) from the Nasdaq National Market, any stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange, market or trading facility. The Company shall comply with all requirements of the Nasdaq National Market with respect to the issuance of Shares and shall use its best efforts to have the Shares listed on the Nasdaq National Market on or before the Closing Date.

(cc)         There is and has been no failure on the part of the Company, or to its knowledge after due inquiry, and any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provisions of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated therewith (the “Sarbanes Oxley Act”). Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it with the Commission. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply.

(dd)         The Company and its Subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company and its Subsidiaries is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Annual Report on Form 10-K or any Quarterly Report on Form 10-Q, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by the Form 10-K for the year ended December 31, 2005 (such date, the “Evaluation Date”). The Company presented in its Form 10-K for the year ended December 31, 2005 the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries is aware of (i) any material weakness in its internal control over financial reporting or (ii) change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ee)         The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions to which the Company or its Subsidiaries are subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ff)           There are no transactions, arrangements and other relationships between and/or among the Company, and/or, to the knowledge of the Company, any of its affiliates and any unconsolidated entity, including, but not limited to, any structural finance, special purpose or limited purpose entity (each, an “Off Balance Sheet Transaction”) that could reasonably be expected to affect materially the Company’s liquidity or the availability of or requirements for its capital resources, including those Off Balance Sheet Transactions described in the Commission’s Statement about Management’s Discussion and Analysis of Financial Conditions and Results of Operations (Release Nos. 33-8056; 34-45321; FR-61), required to be described in the General Disclosure Package, the Prospectus or the documents incorporated by reference therein which have not been described as required.

(gg)         Neither the Company, nor any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries have, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(hh)         The Company and its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company and its Subsidiaries reasonably believe are adequate for the conduct of their respective businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus and the value of their properties and as is customary for companies engaged in similar businesses in similar industries.

(ii)           Neither the Company nor its Subsidiaries are a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or its Subsidiaries or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(jj)           No person has the right to require the Company or its Subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or by reason of the issuance and sale of the Shares, except for rights which have been waived.

(kk)         Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriter may engage in passive market making transactions in the Shares on the Nasdaq National Market in accordance with Regulation M under the Exchange Act.

(ll)           No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) (a “Forward Looking Statement”) contained in the Registration Statement, the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(mm)       All contracts that are filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company, and are enforceable against the Company in accordance with the terms thereof, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(nn)         No statement, representation or warranty made in the certificate to be delivered to the Underwriter pursuant to Section 6(f) below will be, when made, inaccurate, untrue or incorrect in any material respect.

2.             Purchase, Sale and Delivery of the Firm Shares.

(a)           On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriter and the Underwriter agrees to purchase, at a price of $5.50 per share, all of the Firm Shares.

(b)           Payment for the Firm Shares to be sold hereunder is to be made in Federal (same day) funds against delivery of certificates therefor to the Underwriter for its account. Such payment and delivery are to be made through the facilities of The Depository Trust Company, New York, New York at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.”  (As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.)

(c)           In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase the Option Shares at the price per share as set forth paragraph 2(a) above. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as the Underwriter, to the Company setting forth the number of Option Shares as to which the Underwriter is exercising the option and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by Underwriter but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. You may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in Federal (same day funds) through the facilities of The Depository Trust Company in New York, New York drawn to the order of the Company.

3.             Offering by the Underwriter.

It is understood that the Underwriter is to make a public offering of the Firm Shares as soon as the Underwriter deems it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Underwriter may from time to time thereafter change the public offering price and other selling terms.

4.             Covenants of the Company.

The Company covenants and agrees with the Underwriter that:

(a)           The Company will (A) prepare and timely file with the Commission under Rule 424(b) under the Act a Prospectus in a form approved by the Underwriter containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C under the Act, and (B) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus or any document incorporated by reference therein of which the Underwriter shall not previously have been advised and furnished with a copy or to which the Underwriter shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations, and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriter.

(b)           The Company will (i) not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission under Rule 433 under the Act unless the Underwriter approves its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”), (ii)  treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of

Rules 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (iv) not take any action that would result in the Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(c)           The Company will advise the Underwriter promptly (A) of receipt of any comments from the Commission as to the Registration Statement, the Prospectus or any amendments thereto, (B) of any request of the Commission for amendment of the Registration Statement or for supplement to the General Disclosure Package or the Prospectus or for any additional information, and (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act. The Company will use its best efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued.

(d)           The Company will cooperate with the Underwriter in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Underwriter may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Underwriter may reasonably request for distribution of the Shares.

(e)           The Company will deliver to, or upon the order of, the Underwriter, from time to time, as many copies of any Preliminary Prospectus as the Underwriter may reasonably request. The Company will deliver to, or upon the order of, the Underwriter, from time to time, as many copies of any Issuer Free Writing Prospectus as the Underwriter may reasonably request. The Company will deliver to, or upon the order of, the Underwriter during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Underwriter may reasonably request. The Company will deliver to the Underwriter at or before the Closing Date, a signed copy of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Underwriter such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), including documents incorporated by reference therein, and of all amendments thereto, as the Underwriter may reasonably request.

(f)            The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the

Prospectus. If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required by law to be delivered by the Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriter, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

(g)           If the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriter, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriter and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.

(h)           The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 under the Act and will advise you in writing when such statement has been so made available.

(i)            Prior to the Closing Date, the Company will furnish to the Underwriter, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

(j)            No offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or any derivative of the Common Stock (or agreement for such) will be made for a period of sixty days after the date of the Prospectus, directly or indirectly, by the

Company otherwise than hereunder or with the prior written consent of the Underwriter, except that the Company may, without such consent (i) issue shares upon the exercise of options outstanding on the date of this Agreement or otherwise pursuant to the Company’s Amended and Restated 1995 Equity Incentive Plan as in effect on the date of this Agreement and (ii) issue shares pursuant to the Company’s 1998 Employee Stock Purchase Plan as in effect on the date of this Agreement. Notwithstanding the foregoing, if (1) during the last 17 days of the sixty-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the sixty-day restricted period, the Company announces that it will release earnings results during the 16-day period following the last day of the sixty-day restricted period, then in each case the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be, unless the Underwriter waives, in writing, such extension.

(k)           The Company will use its best efforts to list the Shares for quotation on the Nasdaq National Market and maintain the listing of the Shares on the Nasdaq National Market.

(l)            The Company has caused each executive officer and director of the Company to furnish to you, on or prior to the date of this agreement, a letter or letters, substantially in the form attached hereto as Exhibit A (the “Lockup Agreement”).

(m)          The Company shall apply the net proceeds of its sale of the Shares as set forth in the Registration Statement, General Disclosure Package and the Prospectus.

(n)           The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

(o)           The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(p)           The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

5.             Costs and Expenses.

The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following:  accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriter copies of the Registration Statement, Preliminary Prospectuses, the Issuer Free Writing Prospectuses, the Prospectus, this Agreement, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the NASD of the terms of the sale of the Shares; the Listing Fee of the Nasdaq National Market; the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Underwriter caused by a breach of the representation in Section 1(b); and the expenses, including the fees and disbursements of counsel for the Underwriter, incurred in connection with the qualification of the Shares under State securities or Blue Sky laws. The Company shall not, however, be required to pay for any of the Underwriter’s expenses (other than those related to qualification under NASD regulation and State securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Underwriter pursuant to Section 10 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of the Underwriter, the Company shall reimburse the Underwriter for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing its obligations hereunder; but the Company shall not in any event be liable to the Underwriter for damages on account of loss of anticipated profits from its sale of the Shares.

6.             Conditions of Obligations of the Underwriter.

The obligations of the Underwriter to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Applicable Time, the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a)           The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus and each Issuer Free Writing Prospectus required shall have been filed as required by Rules 424, 430A, 430B, 430C or 433 under the Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Underwriter and complied with to its reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

(b)           The Underwriter shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Edwards Angell Palmer & Dodge LLP, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriter (and stating that it may be relied upon by counsel to the

Underwriter) with respect to the matters set forth in Exhibit B hereto in form reasonably satisfactory to the Underwriter.

(c)           The Underwriter shall have received from Morrison & Foerster LLP, counsel for the Underwriter, an opinion dated the Closing Date or the Option Closing Date, as the case may be. In rendering such opinion, Morrison & Foerster LLP may rely as to all matters governed other than by the laws of the State of Delaware or Federal laws on the opinion of counsel referred to in paragraph (b) of this Section 6. In addition to the matters set forth above, such opinion shall also include a statement to the effect nothing has come to such counsel’s attention that leads such counsel to believe that:  (i) the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Prospectus, at the time it was filed with the Commission pursuant to Rule 424(b) under the Act or as of the date of such opinion, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) the documents and information comprising the General Disclosure Package, taken as a whole as of the Applicable Time, contained an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not make any comment in this paragraph with respect to the financial statements and other financial information contained in the Registration Statement, the Prospectus or the General Disclosure Package). With respect to such statement, Morrison & Foerster LLP may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

(d)           The Underwriter shall have received at or prior to the Closing Date from    Morrison & Foerster LLP a memorandum or summary, in form and substance satisfactory to the Underwriter, with respect to the qualification for offering and sale by the Underwriter of the Shares under the State securities or Blue Sky laws of such jurisdictions as the Underwriter may reasonably have designated to the Company.

(e)           You shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of PricewaterhouseCoopers LLP confirming that they are an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Act and the applicable Rules and Regulations and the PCAOB and stating that in their opinion the financial statements and schedules examined by them and included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(f)            The Underwriter shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

(i)  The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;

(ii)  The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

(iii)  All filings required to have been made pursuant to Rules 424, 430A, 430B or 430C under the Act have been made as and when required by such rules;

(iv)  He or she has carefully examined the General Disclosure Package and any individual Free Writing Prospectus and, in his or her opinion, as of the Applicable Time, the statements contained in the General Disclosure Package and any individual Free Writing Prospectus did not contain any untrue statement of a material fact, and such General Disclosure Package and any individual Free Writing Prospectus, when considered together with the General Disclosure Package, did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)  He or she has carefully examined the Registration Statement and, in his or her opinion, as of the effective date of the Registration Statement, the Registration Statement and any amendments thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment;

(vi)  He or she has carefully examined the Prospectus and, in his or her opinion, as of its date and the Closing Date or the Option Closing Date, as the case may be, the Prospectus and any amendments and supplements thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(vii)  Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and Prospectus, there has not been any Material Adverse Change or any development involving a prospective Material Adverse Change in or affecting the business, management, properties, assets, rights, operations, condition

(financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

(g)           The Firm Shares and Option Shares, if any, have been approved for quotation upon notice of issuance on the Nasdaq National Market.

(h)           The Lockup Agreements described in Section 4(m) are in full force and effect.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Underwriter and to Morrison & Foerster LLP, counsel for the Underwriter.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriter hereunder may be terminated by the Underwriter by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

In such event, the Company and the Underwriter shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7.             Conditions of the Obligations of the Company.

The obligations of the Company to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8.             Indemnification.

(a)           The Company agrees:

(1)           to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus the Prospectus or any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary

Prospectus, any Issuer Free Writing Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Underwriter specifically for use therein, it being understood and agreed that  the only such information furnished by the Underwriter consists of the information described as such in Section 12 herein; and

(2)           to reimburse the Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by the Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not the Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriter were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriter will promptly return all sums that had been advanced pursuant hereto.

(b)           The Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 12 herein. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

(c)           In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event  (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) or (b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

(d)           To the extent the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect  not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by the Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)            In any proceeding relating to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

(g)           Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to the Underwriter, or any person controlling the Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9.             Notices.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows:  if to the Underwriter, to Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York  10005; Attention: Syndicate Manager, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: General Counsel with a copy to James R. Tanenbaum, Esq. Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104; if to the Company to 300 Technology Square, Cambridge, MA 02139, Attention: Henry E. Blair, with a copy to Nathaniel S. Gardiner, Esq., Edwards Angell Palmer & Dodge LLP, 111 Huntington Avenue, Boston Massachusetts 02199.

10.           Termination.

This Agreement may be terminated by you by notice to the Company (a)  at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any Material Adverse Change or any development involving a prospective Material Adverse Change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) the declaration of a banking moratorium by United States or New York State authorities, (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Exchange Act); (vii) the suspension of trading of the Company’s common stock by the Nasdaq National Market, the Commission, or any other governmental authority or, (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

(b)  as provided in Section 6 of this Agreement.

11.           Successors.

This Agreement has been and is made solely for the benefit of the Underwriter and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign merely because of such purchase.

12.           Information Provided by the Underwriter.

The Company and the Underwriter acknowledge and agree that the only information furnished or to be furnished by the Underwriter to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus consists of the information set forth in the following sections under the caption “Underwriting” in the Prospectus: the second sentence of the section entitled “Over-Allotment Option;” the second subparagraph in the section entitled  “Commissions and Expenses;” the section entitled “Stabilization and Short Positions;” and the section entitled “Passive Market Making”.

13.           Miscellaneous.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of  (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers, and (c) delivery of and payment for the Shares under this Agreement.

The Company acknowledges and agrees that the Underwriter, in providing investment banking services to the Company in connection with the offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company does not intend the Underwriter to act in any capacity other than as an independent contractor, including as a fiduciary or in any other position of higher trust.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement between the Company and the Underwriter in accordance with its terms.

Very truly yours,

DYAX CORP.

By	/s/ Stephen S. Galliker
Name: Stephen S. Galliker
Title:	Executive Vice President, Finance and Administration

The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

DEUTSCHE BANK SECURITIES INC.

By: Deutsche Bank Securities Inc.

By	/s/ Lee Stettner
Authorized Officer

By	/s/ Brad Miller
Authorized Officer

SCHEDULE I

Public Offering Price per Share:  $ 5.65

Number of Shares Subject to the Offering:  5,500,000 shares of common stock

Over-allotment Option:  Up to an additional 825,000 shares of common stock to cover over-allotments, if any, within 30 days of the date of this Agreement.

Use of Proceeds:  Research and development, working capital and general corporate purposes, including funding a Phase IIb clinical trial of DX-88, for the prevention of blood loss during coronary artery bypass graft (CABG) surgery.

Estimated Closing Date:  March 14, 2006

EXHIBIT A

LOCK-UP AGREEMENT

March 8, 2006

Dyax Corp.

Deutsche Bank Securities Inc.

c/o Deutsche Bank Securities Inc

60 Wall Street, 4th Floor

New York, New York 10005

Ladies and Gentlemen:

The undersigned understands that Deutsche Bank Securities Inc. (the “Underwriter”), proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Dyax Corp. (the “Company”), providing for the public offering by the Underwriter of common stock, par value $0.01 (the “Common Stock”), of the Company (the “Public Offering”).

To induce the Underwriter to continue its efforts in connection with the Public Offering, the undersigned agrees that, without the prior written consent of the Underwriter, the undersigned will not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of Common Stock (including, without limitation, shares of Common Stock of the Company which may be deemed to be beneficially owned by the undersigned on the date hereof in accordance with the rules and regulations of the Securities and Exchange Commission, shares of Common Stock which may be issued upon exercise of a stock option or warrant and any other security convertible into or exchangeable for Common Stock) or enter into any Hedging Transaction (as defined below) relating to the Common Stock (each of the foregoing referred to as a “Disposition”) during the period specified in the following paragraph (the “Lock-Up Period”). The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned. “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.

The initial Lock-Up Period will commence on the date hereof and continue until, and include, the date that is sixty days after the date of the Underwriting Agreement (the “Initial Lock-Up Period”); provided, however, that if (1) during the last 17 days of the Initial Lock-Up

Period, (A) the Company releases earnings results or (B) material news or a material event relating to the Company occurs, or (2) prior to the expiration of the Initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period following the last day of the Initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be, unless the Underwriter waives, in writing, such extension.

Notwithstanding the foregoing, the undersigned may transfer (a) shares of Common Stock acquired in open market transactions by the undersigned after the completion of the Public Offering, and (b) any or all of the shares of Common Stock or other Company securities if the transfer is by (i) gift, will or intestacy, or (ii) distribution to partners, members or shareholders of the undersigned; provided, however, that in the case of a transfer pursuant to clause (b) above, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Lock-Up Agreement.

The undersigned agrees that the Company may, and that the undersigned will, (i) with respect to any shares of Common Stock or other Company securities for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company and (ii) with respect to any shares of Common Stock or other Company securities for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such securities to cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company.

In addition, the undersigned hereby waives any and all notice requirements and rights with respect to registration of securities pursuant to any agreement, understanding or otherwise setting forth the terms of any security of the Company held by the undersigned, including any registration rights agreement to which the undersigned and the Company may be party; provided that such waiver shall apply only to the proposed Public Offering, and any other action taken by the Company in connection with the proposed Public Offering.

The undersigned hereby agrees that, to the extent that the terms of this Lock-Up Agreement conflict with or are in any way inconsistent with any registration rights agreement to which the undersigned and the Company may be a party, this Lock-Up Agreement supersedes such registration rights agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Notwithstanding anything herein to the contrary, if the closing of the Public Offering has not occurred prior to March 31, 2006, this agreement shall be of no further force or effect.

Signature:

Print Name:

Number of shares owned	Certificate numbers:
subject to warrants, options
or convertible securities:

EXHIBIT B

Matters to be Covered in the Edwards Angell Palmer & Dodge LLP Legal Opinion

1.               The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

2.               The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business, and is duly qualified to do business as a foreign corporation  and is in good standing in the Commonwealth of Massachusetts. The Company has corporate power and authority to enter into and perform its obligations under the Underwriting Agreement.

3.               The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; and to our knowledge, none of the outstanding shares of capital stock of the Company was issued in violation of any  preemptive right of any securityholder of the Company under the DGCL or the Company’s certificate of incorporation or by-laws.

4.               The Shares have been duly authorized and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth on the cover of the Prospectus, will be validly issued, fully paid and nonassessable.

5.               The issuance of the Shares is not subject to any preemptive right of any securityholder of the Company under the DGCL, the Company’s certificate of incorporation or by-laws, or any contract that is filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. To our knowledge, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived,  to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any shares of the Company’s common stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company.

6.               The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

7.               To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act of 1933, as amended (the

“Act”) and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

8.               The Registration Statement, including the Prospectus, including each of the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, as the case may be, including the documents incorporated by reference therein, as of their respective effective or issue dates, or as of the dates they were filed with the Commission, as the case may be (other than the financial statements and supporting schedules therein and notes thereto and financial statistics derived therefrom included therein or omitted therefrom, as to which we express no opinion), complied as to form in all material respects with the requirements of the Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder (the “Rules and Regulations”), as applicable. To our knowledge, the conditions for the use of Form S-3, set forth in the General Instructions thereto, have been satisfied.

9.               To our knowledge, there is not pending or overtly threatened in writing any action, suit, proceeding, inquiry or investigation, to which the Company or any of its Subsidiaries are parties, or to which the property of the Company or its Subsidiaries are subject, before or brought by any court or governmental agency or body, domestic or foreign, that is required to be disclosed in the Prospectus or the documents incorporated therein by reference and is not so disclosed.

10.         The information in the Prospectus under the caption “Description of Common Stock” and “Anti-Takeover Effects of Delaware Law,” to the extent it constitutes matters of law or legal conclusions, has been reviewed by us and presents a fair summary.

11.         To our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or the Prospectus or the documents incorporated therein by reference or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

12.         No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, (other than under the Act and the Rules and Regulations, which have been obtained, or as may be required by the NASD or under the securities or blue sky laws of the various states, as to which we express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement or for the offering, issuance, sale or delivery of the Shares.

13.         The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions contemplated therein (including the issuance and sale of the Shares to the Underwriter) and compliance by the Company with its obligations under the Underwriting Agreement and in connection with the offering, issuance and sale of the Shares to the Underwriter do not and will not (i) result in a default under agreements to which the Company is a party that are filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 (except for such defaults that would not have a Material Adverse Effect), (ii) result in any violation of the provisions of the charter or by-laws of the Company, or (iii) to our knowledge, result in any material violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations.

14.         The Company is not, and as a result of the transactions contemplated by the Underwriting Agreement, will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which causes them to believe that (i) the Registration Statement, at the time it became effective under the Act (including the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rules 430A, 430B or 430C under the Act) and as of the Closing Date or the Option Closing Date in the case of delivery of the opinion on that date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the General Disclosure Package, taken as a whole as of the Applicable Time,  contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements and schedules and other financial data therein).